FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2019 Financial Results

HANOVER, Md. - September 5, 2019 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal third quarter ended July 31, 2019.

•	Q3 Revenue: $960.6 million, increasing 17.3% year over year

•	Q3 Net Income per Share: $0.55 GAAP; $0.71 adjusted (non-GAAP)

•	Share Repurchases: Repurchased approximately 1.1 million shares of common stock for an aggregate price of $45.4 million during the quarter

"We delivered another quarter of outstanding financial results as we benefit from our strong competitive position within the industry and continue to gain market share," said Gary Smith, President and CEO, Ciena. "Looking ahead, fiscal 2019 will be an extraordinary year for Ciena, including substantial revenue growth and increased profitability."

For the fiscal third quarter 2019, Ciena reported revenue of $960.6 million as compared to $818.8 million for the fiscal third quarter 2018.

Ciena's GAAP net income for the fiscal third quarter 2019 was $86.7 million, or $0.55 per diluted common share, which compares to a GAAP net income of $50.8 million, or $0.34 per diluted common share, for the fiscal third quarter 2018.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2019 was $112.3 million, or $0.71 per diluted common share, which compares to an adjusted (non-GAAP) net income of $74.3 million, or $0.48 per diluted common share, for the fiscal third quarter 2018.

Fiscal Third Quarter 2019 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q3	Q3
	FY 2019	FY 2018	Y-T-Y*
Revenue	$960.6	$818.8	17.3%
Gross margin	44.2%	42.9%	1.3%
Operating expense	$299.1	$266.3	12.3%
Operating margin	13.0%	10.4%	2.6%

	Non-GAAP Results
	Q3	Q3
	FY 2019	FY 2018	Y-T-Y*
Revenue	$960.6	$818.8	17.3%
Adj. gross margin	44.7%	43.4%	1.3%
Adj. operating expense	$273.2	$241.0	13.4%
Adj. operating margin	16.2%	14.0%	2.2%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2019		Q3 FY 2018
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$724.3	75.4	$592.8	72.4
Packet Networking	71.8	7.5	84.6	10.4
Total Networking Platforms	796.1	82.9	677.4	82.8

Software and Software-Related Services
Platform Software and Services	37.3	3.9	36.8	4.5
Blue Planet Automation Software and Services	10.5	1.1	4.4	0.5
Total Software and Software-Related Services	47.8	5.0	41.2	5.0

Global Services
Maintenance Support and Training	65.9	6.9	60.9	7.4
Installation and Deployment	39.8	4.1	31.3	3.8
Consulting and Network Design	11.0	1.1	8.0	1.0
Total Global Services	116.7	12.1	100.2	12.2

Total	$960.6	100.0	$818.8	100.0

Additional Performance Metrics for Fiscal Third Quarter 2019

	Revenue by Geographic Region
	Q3 FY 2019		Q3 FY 2018
	Revenue	% **	Revenue	% **
North America	$617.0	64.2	$497.0	60.7
Europe, Middle East and Africa	169.5	17.6	122.2	14.9
Caribbean and Latin America	39.3	4.1	27.5	3.4
Asia Pacific	134.8	14.1	172.1	21.0
Total	$960.6	100.0	$818.8	100.0
** Denotes % of total revenue

•	Two 10%-plus customers represented a total of 25% of revenue

•	Cash and investments totaled $842.9 million

•	Cash flow from operations totaled $83.1 million

•	Average days' sales outstanding (DSOs) were 82

•	Accounts receivable balance was $798.9 million

•	Unbilled contract asset balance was $74.3 million

•	Inventories totaled $356.8 million, including:

◦	Raw materials: $102.2 million

◦	Work in process: $15.5 million

◦	Finished goods: $193.5 million

◦	Deferred cost of sales: $93.4 million

◦	Reserve for excess and obsolescence: $(47.8) million

•	Product inventory turns were 5.1

•	Headcount totaled 6,368

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2019 Results
Today, Thursday, September 5, 2019, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal third quarter 2019 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “We delivered another quarter of outstanding financial results as we benefit from our strong competitive position within the industry and continue to gain market share. Looking ahead, fiscal 2019 will be an extraordinary year for Ciena, including substantial revenue growth and increased profitability.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs and duties; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in Ciena's Quarterly Report on Form 10-Q filed with the SEC on June 12, 2019 and its Annual Report on Form 10-K filed with the SEC on December 21, 2018. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our clients create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2019	2018	2019	2018
Revenue:
Products	$810,588	$691,758	$2,163,808	$1,821,593
Services	150,018	127,059	440,336	373,337
Total revenue	960,606	818,817	2,604,144	2,194,930
Cost of goods sold:
Products	454,921	399,886	1,246,413	1,085,574
Services	81,333	67,388	235,361	192,741
Total cost of goods sold	536,254	467,274	1,481,774	1,278,315
Gross profit	424,352	351,543	1,122,370	916,615
Operating expenses:
Research and development	139,880	121,133	406,482	356,581
Selling and marketing	104,230	95,395	305,845	281,269
General and administrative	42,695	38,212	124,092	115,594
Amortization of intangible assets	5,529	3,837	16,586	11,083
Significant asset impairments and restructuring costs	5,355	6,359	11,696	16,679
Acquisition and integration costs	1,362	1,333	4,105	1,333
Total operating expenses	299,051	266,269	868,806	782,539
Income from operations	125,301	85,274	253,564	134,076
Interest and other income (loss), net	1,050	(1,543)	5,059	1,328
Interest expense	(9,404)	(13,611)	(28,316)	(40,376)
Income before income taxes	116,947	70,120	230,307	95,028
Provision for income taxes	30,198	19,280	57,204	503,695
Net income (loss)	$86,749	$50,840	$173,103	$(408,667)

Net Income (loss) per Common Share
Basic net income (loss) per common share	$0.56	$0.35	$1.11	$(2.84)
Diluted net income (loss) per potential common share [1]	$0.55	$0.34	$1.10	$(2.84)

Weighted average basic common shares outstanding	155,488	143,400	156,013	143,766
Weighted average dilutive potential common shares outstanding [2]	157,455	159,998	157,949	143,766

1. The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2018 requires adding back interest expense of approximately $0.5 million associated with Ciena's "Original" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018 and approximately $2.6 million associated with Ciena's 4.0% convertible senior notes, which were converted at Ciena's election during the fourth quarter of fiscal 2018, to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
2. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2019 includes 2.0 million shares underlying certain stock options and stock unit awards.

Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2019 includes 1.9 million shares underlying certain stock options and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and stock unit awards, 3.0 million shares underlying Ciena's "New" 3.75% senior convertible notes, 3.0 million shares underlying Ciena's "Original" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$723,229	$745,423
Short-term investments	119,670	148,981
Accounts receivable, net	798,884	786,502
Inventories	356,818	262,751
Prepaid expenses and other	292,631	198,945
Total current assets	2,291,232	2,142,602
Long-term investments	—	58,970
Equipment, building, furniture and fixtures, net	280,630	292,067
Goodwill	297,884	297,968
Other intangible assets, net	121,270	148,225
Deferred tax asset, net	700,206	745,039
Other long-term assets	84,486	71,652
Total assets	$3,775,708	$3,756,523
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$356,716	$340,582
Accrued liabilities and other short-term obligations	325,137	340,075
Deferred revenue	102,182	111,134
Current portion of long-term debt	7,000	7,000
Debt conversion liability	—	164,212
Total current liabilities	791,035	963,003
Long-term deferred revenue	42,848	58,323
Other long-term obligations	140,523	119,413
Long-term debt, net	681,918	686,450
Total liabilities	$1,656,324	$1,827,189
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 155,113,012 and 154,318,531 shares issued and outstanding	1,551	1,543
Additional paid-in capital	6,866,341	6,881,223
Accumulated other comprehensive loss	(23,764)	(5,780)
Accumulated deficit	(4,724,744)	(4,947,652)
Total stockholders’ equity	2,119,384	1,929,334
Total liabilities and stockholders’ equity	$3,775,708	$3,756,523

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended July 31,
	2019	2018
Cash flows provided by operating activities:
Net income (loss)	$173,103	$(408,667)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	65,071	63,104
Share-based compensation costs	44,446	38,896
Amortization of intangible assets	26,610	18,196
Deferred taxes	35,949	491,863
Provision for inventory excess and obsolescence	18,833	19,942
Provision for warranty	15,933	15,715
Other	743	18,164
Changes in assets and liabilities:
Accounts receivable	(2,517)	(112,696)
Inventories	(115,427)	17,751
Prepaid expenses and other	(85,039)	(11,163)
Accounts payable, accruals and other obligations	(9,005)	14,840
Deferred revenue	4,427	(4,710)
Net cash provided by operating activities	173,127	161,235
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(49,063)	(50,386)
Purchase of available for sale securities	(127,601)	(217,715)
Proceeds from maturities of available for sale securities	120,000	290,000
Proceeds from sales of available for sale securities	98,263	—
Settlement of foreign currency forward contracts, net	(3,155)	4,759
Acquisition of business, net of cash acquired	—	(40,412)
Purchase of equity investment	(2,667)	(1,433)
Net cash provided by (used in) investing activities	35,777	(15,187)
Cash flows used in financing activities:
Payment of long term debt	(5,250)	(3,000)
Payment of capital lease obligations	(2,599)	(2,811)
Payment for debt conversion liability	(111,268)	—
Shares repurchased for tax withholdings on vesting of restricted stock units	(23,234)	—
Repurchases of common stock - repurchase program	(110,484)	(73,512)
Proceeds from issuance of common stock	22,895	22,735
Net cash used in financing activities	(229,940)	(56,588)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	392	(3,759)
Net increase (decrease) in cash, cash equivalents and restricted cash	(20,644)	85,701
Cash, cash equivalents and restricted cash at beginning of period	745,434	640,513
Cash, cash equivalents and restricted cash at end of period	$724,790	$726,214
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$29,921	$31,561
Cash paid during the period for income taxes, net	$21,573	$20,099
Non-cash investing activities
Purchase of equipment in accounts payable	$4,328	$5,677
Non-cash financing activities
Repurchase of common stock in accrued liabilities from repurchase program	$1,441	$1,275
Conversion of debt conversion liability into 1,585,140 shares of common stock	$52,944	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended July 31,
	2019	2018
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$424,352	$351,543
Share-based compensation-products	781	783
Share-based compensation-services	783	618
Amortization of intangible assets	3,303	2,534
Total adjustments related to gross profit	4,867	3,935
Adjusted (non-GAAP) gross profit	$429,219	$355,478
Adjusted (non-GAAP) gross profit percentage	44.7%	43.4%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$299,051	$266,269
Share-based compensation-research and development	3,560	3,082
Share-based compensation-sales and marketing	4,192	3,417
Share-based compensation-general and administrative	5,813	4,538
Amortization of intangible assets	5,529	3,837
Significant asset impairments and restructuring costs	5,355	6,359
Acquisition and integration costs	1,362	1,333
Legal settlement	—	2,753
Total adjustments related to operating expense	25,811	25,319
Adjusted (non-GAAP) operating expense	$273,240	$240,950

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$125,301	$85,274
Total adjustments related to gross profit	4,867	3,935
Total adjustments related to operating expense	25,811	25,319
Total adjustments related to income from operations	30,678	29,254
Adjusted (non-GAAP) income from operations	$155,979	$114,528
Adjusted (non-GAAP) operating margin percentage	16.2%	14.0%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$86,749	$50,840
Exclude GAAP provision for income taxes	30,198	19,280
Income before income taxes	116,947	70,120
Total adjustments related to income from operations	30,678	29,254
Non-cash interest expense	—	793
Adjusted income before income taxes	147,625	100,167
Non-GAAP tax provision on adjusted income before income taxes	35,282	25,913
Adjusted (non-GAAP) net income	$112,343	$74,254

Weighted average basic common shares outstanding	155,488	143,400
Weighted average dilutive potential common shares outstanding [1]	157,455	159,998

Net Income per Common Share
GAAP diluted net income per common share	$0.55	$0.34
Adjusted (non-GAAP) diluted net income per common share[2]	$0.71	$0.48

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2019 includes 2.0 million shares underlying certain stock options and stock unit awards.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and stock unit awards, 3.0 million shares underlying Ciena's "New" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018, 3.0 million shares underlying Ciena's "Original" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, which were converted at Ciena's election during the fourth quarter of fiscal 2018.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2018 requires adding back interest expense of approximately $0.5 million associated with Ciena's "Original" 3.75% convertible senior notes and $2.1 million associated with Ciena's 4.0% convertible senior notes to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended July 31,
	2019	2018
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$86,749	$50,840
Add: Interest expense	9,404	13,611
Less: Interest and other income (loss), net	1,050	(1,543)
Add: Provision for income taxes	30,198	19,280
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,076	21,704
Add: Amortization of intangible assets	8,832	6,371
EBITDA	$156,209	$113,349
Add: Shared-based compensation cost	15,084	12,337
Add: Significant asset impairments and restructuring costs	5,355	6,359
Add: Acquisition and integration costs	1,362	1,333
Add: Legal settlement	—	2,753
Adjusted EBITDA	$178,010	$136,131

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Acquisition and integration costs - consist of financial, legal and accounting advisors' costs and severance and other employment-related costs related to Ciena's acquisition of Packet Design and DonRiver, including costs associated with a three-year earn-out arrangement related to the DonRiver acquisition. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•	Legal settlement - costs incurred as a result of a settlement, during the third quarter of fiscal 2018, of a commercial dispute with a former vendor.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes, which were converted during the fourth quarter of 2018, relating to the required separate accounting of the equity component of these convertible notes.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 23.9% for the third fiscal quarter of 2019, and 25.87% for the third fiscal quarter of 2018. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.